Exhibit 99

NEWS RELEASE

For Immediate Release

October 14, 2003

For Further Information Contact:

Charles R. Hageboeck, CFO

(304) 769-1102

City Holding Company Announces Strong Third Quarter Performance

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO; NASDAQ:CHCOP), a $2 billion bank holding company headquartered in Charleston, today announced 2003 third quarter earnings of $11.5 million, an increase of 28.5% over $9.0 million earned in the third quarter of 2002. Earnings per diluted share for the third quarter were $0.68, an increase of 30.8% over $0.52 per diluted share reported for the third quarter of 2002. Year-to-date, the Company has earned $1.95 per fully diluted share in 2003 as compared to $1.35 in fully diluted earnings per share through September 30, 2002, representing an increase of 44.4%. The Company’s book value per share at September 30, 2003 was $11.03 and its tangible book value was $10.63 per share representing, respectively, increases of 14.4% and 15.2% since September 30, 2002.

For the third quarter of 2003, the Company reported return on average assets (“ROA”) of 2.31%, return on average equity (“ROE”) of 25.04%, a net interest margin (“NIM”) of 4.50%, and an efficiency ratio of 48.05%. With the exception of net interest margin, which is under pressure throughout the banking industry as a result of the historically low level of interest rates, each of these ratios compares favorably to the third quarter of 2002 when the Company reported ROA of 1.79%, ROE of 22.23%, NIM of 4.83%, and an efficiency ratio of 56.46%.

The Company’s third quarter 2003 operating results were positively affected by continued growth in non-interest income, specifically in service charge revenues earned on depository relationships and insurance commissions, and continued success in managing non-interest expenses. Additionally, during the third quarter of 2003, the Company recorded a negative loan loss provision of $1.9 million, which added $0.07 per diluted share to the Company’s operating results for the period. This follows a $3.3 million negative loan loss provision in the second quarter of 2003, which added $0.12 per diluted share to that quarter. During 2003, the Company has experienced lower than anticipated loan losses, improving credit quality within certain segments of its loan portfolio, and $132 thousand in net recoveries for the first nine months. If the Company continues to experience low net charge-offs or net recoveries in future periods and continues to experience improvements in its average historical loan loss experience, it is possible that the Company will record additional negative provision expense in forthcoming periods.

The Company also recognized $1.6 million pre-tax in non-interest income resulting from a legal settlement with the FDIC, which had the effect of adding $0.06 per diluted share, after-tax, to operating results in the third quarter of 2003. This was partially offset by losses on the sale of low-yielding securities of $810 thousand in the third quarter of 2003.

On October 9, 2003 the Company announced that its Board of Directors had authorized repayment of $57.5 million of its 9.125% Junior Subordinated Deferrable Interest Debentures, Series B, issued by the Company and held by City Holding Capital Trust II. In turn, City Holding Capital Trust II will repay all of its 9.125% Capital Securities traded on the NASDAQ exchange under the symbol (NASDAQ:CHCOP) on November 7, 2003 together with accumulated interest through November 6, 2003. These securities were issued on October 27, 1998 and are callable any time after October 31, 2003. The Company has received all required regulatory approvals to redeem the securities. During the fourth quarter of 2003, the Company will incur a

$2.2 million pre-tax charge, or $0.08 per share, to fully amortize issuance costs incurred in 1998 that were being amortized over the original 30 year life of the securities. The Company anticipates that repayment of these securities will contribute $0.13 per share toward earnings in 2004. The Company also has $30 million in Trust Preferred securities outstanding that were issued by City Holding Capital Trust in March of 1998 and that are not callable until March of 2008.

Balance Sheet Trends

The Company continues to enjoy strong growth in its targeted retail and commercial loan portfolios. Since December 31, 2002, home equity loans have increased by $61.3 million, or 29.1% and commercial real estate loans are up $43.6 million, or 15.9%. Total loans for the year have increased by $57.8 million, or 4.9%, after excluding a $20 million fed fund line to another depository institution classified on the balance sheet as a loan. These increases have been partially offset by the Company’s planned exit in unsecured installment lending and indirect auto loans, which are down $44.4 million over the same period.

Total loans increased $44.3 million during the third quarter, from $1.198 billion at June 30, 2003 to $1.242 billion at September 30, 2003. During the quarter, home equity lines of credit were up $18.9 million, or 7.5% for the quarter, and commercial real estate loans were up $16.2 million, or 5.4% for the quarter. As previously announced, the Company is strategically focused on real estate secured lending, while intentionally reducing its lending in products not secured by real estate and exiting the indirect auto lending business line. The Company also increased the balances of previously securitized loans by $32.4 million, during the third quarter of 2003 as more fully described below.

Total deposits increased from $1.565 billion at December 31, 2002 to $1.592 billion at September 30, 2003, reflecting an increase of $27.6 million or 1.8%.

Net Interest Income

The Company’s total revenues increased from $89.3 million for the nine months ended September 30, 2002 to $91.6 million for the nine months ended September 30, 2003 representing an increase of 2.6%. The Company experienced a 3.2% decrease in its net interest income year-to-date as compared to the same period during 2002 that was more than offset by an increase in non-interest income of 18.4% after excluding security gains and losses and a $1.6 million legal settlement with the FDIC in the third quarter of 2003.

The Company reported fully tax equivalent net interest income of $20.8 million for the third quarter of 2003, compared to $22.4 million for the third quarter of 2002. An investment of $35 million in bank-owned life insurance during the third quarter of 2003 resulted in a reduction in earning assets during the quarter and the loss of associated interest income that was offset by growth in non-interest income.

The Company’s net interest margin decreased from 4.83% for the third quarter of 2002 to 4.50% for the same period of 2003. The decrease was a result of lower yields on interest earning assets, which fell by 73 bps while the corresponding cost of interest bearing liabilities fell by only 42 bps. Specifically, the yield on loans fell by 83 bps and the yield on investment securities fell by 77 bps between the third quarter of 2002 and the third quarter of 2003. The decline in loan yields follows the reduction in the prime rate from 4.75% in the third quarter of 2002 to 4% in the third quarter of 2003. Due to the extraordinarily low level of interest rates, the value of the Company’s large amounts of equity and low-cost deposits has been diminished. As interest rates fell, the Company was unable to reprice its non-interest bearing DDA, interest bearing DDA and savings deposits, which experienced only a 6 bps decrease in their weighted average rate. The decline in security yields in the third quarter of 2003 was attributable to faster prepayments on the Company’s mortgage backed securities portfolio experienced during the third quarter.

Because interest rates are at historically low levels, the industry is generally experiencing compression in net interest margin. If interest rates remain at or below current levels, over time the net interest margin will be further compressed as more fixed rate assets reprice than fixed rate liabilities. On the other hand, because interest rates are at historic lows, the Company has positioned itself to benefit from rising interest rates, should they occur.

Credit Quality

As previously noted, the Company recorded negative loan loss provision of $1.9 million during the third quarter of 2003 following a $3.3 million negative loan loss provision in the second quarter of 2003. This action reflects the success the Company has achieved in attaining its credit quality objectives. During the third quarter of 2003, the Company reported net charge-offs of $756 thousand. However, for the first nine months of 2003, the Company reported net recoveries of $132 thousand. At September 30, 2003, the allowance for loan losses (“ALLL”) was $23.4 million, or 1.89% of total loans outstanding and 551% of non-performing loans. The Company believes that its methodology for determining its ALLL adequately provides for probable losses inherent in the loan portfolio at September 30, 2003.

Non-Interest Income

Non-interest income increased 15.7% from $8.5 million to $9.8 million excluding securities gains and losses and a $1.6 million legal settlement with the FDIC previously announced in the third quarter of 2003. Within the non-interest income category, service charge revenues, insurance commissions, trust revenues, and revenues on bank-owned life insurance (BOLI) all demonstrated significant growth as compared to the third quarter of 2002. Service charge revenues increased $1.0 million, or 15.4%, from the third quarter of 2002 to 2003, reflecting growth in new depository relationships and additional services provided to the Company’s deposit-based customers. Earnings on bank-owned life insurance increased by $253 thousand as a result of a $35 million BOLI investment made by the Company during the third quarter of 2003. The Company does not have a large mortgage banking operation, generally originating adjustable rate mortgage loans for its own portfolio and originating and selling fixed rate mortgages primarily to its own retail customers. Therefore, the Company’s non-interest revenues have not been impacted by the industry wide trend toward slower mortgage refinancing activity. In fact, the Company believes that stable or increasing interest rates would be favorable to internal originations of adjustable rate mortgage loans.

Non-Interest Expenses

Supplementing the Company’s focus on growing revenues, the Company has also experienced increasing productivity as reflected in total revenues per employee which averaged $42,846 in the third quarter of 2003 as compared to $41, 522 in the third quarter of 2002 excluding security gains and losses and the previously referenced legal settlement with the FDIC in the third quarter of 2003.

The Company’s increasing productivity is also reflected by the Company’s efficiency ratio, which is defined as non-interest expense as a percent of total revenues, which fell to 48.05% in the third quarter of 2003 from 56.46% for the same period of 2002. Non-interest expenses declined $1.9 million, or 10.7%, from $17.3 million in the third quarter of 2002 to $15.4 million in the same period of 2003. Compensation expense increased from $7.7 million in the third quarter of 2002 to $7.8 million in the third quarter of 2003 while the number of full time equivalent employees (FTEs) declined by 4.6% as compared to the year ago period. Occupancy expense declined 16.3% in the third quarter of 2003 as compared to the third quarter of 2002. Deprecation expenses fell by 22.8%, reflecting the Company’s focus on limiting capital expenditures to those that have proven ability to improve customer service, lower expenses, or grow revenues. Telecommunication expenses were down 9.5% reflecting renegotiated contracts with the Company’s primary telecommunication vendors. Insurance and regulatory expenses declined 29.3% as lower regulatory expenses and lower FDIC insurance expense accompanied the Company’s improved financial condition.

Retained Interests in Securitized Loans and Previously Securitized Loans

Between 1997 and 1999, the company originated and securitized $760 million in 125% loan to value junior-lien underlying mortgages in six separate pools known as City Capital Home Loan Trust 1997-1, 98

1, 98-2, 98-3, 98-4 and 99-1. The Company has a retained interest in the final cash flows associated with these underlying mortgages after satisfying priority claims. Principal amounts owed to investors in the securitizations are evidenced by securities (i.e., “Notes”). The Notes are subject to redemption, in whole but not in part, at the option of the Company, as owner of the retained interests in the securitization transactions, on or after the date on which the related note balance has declined to 5% or less of the original Note balance. Once the Notes have been redeemed, the Company becomes the beneficial owner of the mortgage loans and records the loans as “Previously Securitized Loans” within the loan portfolio. During the second quarter of 2003, the outstanding Note balance on City Holding Capital Trust 1997-1 declined below this 5% threshold and the Company exercised its early redemption option for $1.5 million. During the third quarter of 2003, the Company exercised its early redemption option with respect to Trusts 98-2 and 98-3. As a result, at September 30, 2003 the Company reported “Previously Securitized Loans” of $37.3 million and assets classified as “Retained Interests” of $53.6 million as compared to “Retained Interests” of $80.9 million at December 31, 2002. The Company has benefited as a result of redeeming these Notes that were paying interest at an average rate of 6.96%. Additionally, the Company’s regulatory capital ratios have been significantly enhanced by the reclassification of “Retained Interests” to “Previously Securitized Loans” as a result of regulations which penalize the ownership of “Retained Interests” for the purposes of calculating regulatory capital.

At August 31, 2003, the most current date that information is available, the outstanding principal balances of the mortgages securitized were $110.7 million. The outstanding obligation to the purchasers of the priority claims was $38.7 million with the Company having a “Retained Interest” in the remaining $72.0 million in balances. The Company determines the value of the retained interests using assumptions regarding default rates, prepayment rates, and an appropriate discount rate for assets of similar characteristics. At September 30, 2003 the Company estimates the fair value of these assets to be $62.4 million, compared to the book value of $53.6 million. The Bank is required to accrete the difference between the fair value and the book value over the life of the investment. Therefore, the retained interests accrued at the rate of 19.44% during the third quarter of 2003. Using the same methodology as that used to account for the Retained Interests, the Company accrued interest on its Previously Securitized Loans at a 23.3% rate during the third quarter of 2003. While still including assumptions regarding expected prepayment and default rates, the yield earned on previously securitized loans, as opposed to the retained interest assets, benefited from the early redemption of outstanding notes that were paying interest at an average rate of 6.96% and the elimination of certain administrative fees. During the first nine months of 2003, the Company accrued income of $12.1 million and received cash of $11.6 million on the “Retained Interests” and the “Previously Securitized Loans”.

Forward Looking Information

During the fourth quarter of 2003, the Company expects to exercise its early redemption option on City Holding Capital Trust 1998-4. During the first quarter of 2004, the Company expects to exercise its rights to redeem City Holding Capital Trusts 1999-1. As a result, the Company anticipates that it will experience increased income associated with its ownership of “Retained Interests” and “Previously Securitized Loans” through the first quarter of 2004 and that its December 31, 2003 balance sheet will include Retained Interests of approximately $33.4 million and Previously Securitized Loan balances of $61.8 million. These balances will then decline as loans are paid off by the borrowers at prepayment rates running at more than a 40% annual rate in recent months. At present, and based upon its assumptions about prepayment speeds, the Company believes that outstanding balances of these previously securitized loans as well as the remaining retained interests will be:

December 31, 2004	$76 million
December 31, 2005	$56 million
December 31, 2006	$42 million
December 31, 2007	$31 million

The Company’s current performance has also been positively affected by its success since 2002 in achieving low levels of non-performing assets and its success in achieving net loan recoveries totaling $251 thousand over the prior four quarters. This improvement in credit quality has led to recognizing a negative provision expense for loan losses year-to-date of $5.2 million. As one measure of comparison, based upon the Company’s specific mix of loans, insured depository institutions in the U.S. over the last five fiscal years have experienced an average net charge-off rate of 32 basis points on average loans and leases outstanding.

The Company’s opportunity to recognize continued negative provision expense is obviously limited and eventually the Company is likely to incur provision expense. Likewise, eventually the retained interests and the loans previously securitized will be paid-off. These two factors currently contribute to the Company’s strong financial performance.

Liquidity and Capitalization

As of September 30, 2003, ratios that measure the adequacy of the Company’s liquidity and capital remain strong. With respect to liquidity, the Company’s loan to deposit ratio was 77.9% and the loan to asset ratio was 62.0%. The Company maintained investment securities totaling 25.9% of assets at September 30, 2003. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 48.0% of assets at September 30, 2003. Time deposits fund 31.7% of assets, but very few of these deposits are in accounts of more than $250 thousand reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. Capitalization, as measured by average equity to average assets, significantly increased from 8.05% at September 30, 2002 to 9.23% at September 30, 2003 as a result of the Company’s strong earnings. With respect to regulatory capital, at September 30, 2003, the Company’s Leverage Ratio is 11.50% the Tier I Capital ratio is 13.58% and the Total risk-based Capital ratio is 16.58%. These regulatory capital ratios are significantly above levels required to be considered “Well Capitalized”, which is the highest possible regulatory designation. Following repayment of its $57.5 million in Trust Preferred securities, which are considered a form of regulatory capital, the Company will still be “Well Capitalized”. Had the repayment occurred effective September 30, 2003, the Company would have had a Leverage Ratio of 9.96%, a Tier I Capital Ratio of 11.75% and a Total Risk-based Capital Ratio of 13.15% as compared to levels considered “Well Capitalized” by regulators which are a minimum of a 5% Leverage Ratio, a minimum of a 6% Tier I Capital Ratio and a minimum of a 10% Total Risk-based Capital Ratio.

Earlier this month, the Company announced that it had declared a fourth quarter dividend of $0.20 per common share payable on October 31, 2003, to shareholders of record on October 15, 2003. The Company also announced that it would pay current dividends on the Company’s 9.125% Capital Securities issued by the Company’s wholly-owned subsidiary, City Holding Capital Trust II payable on October 31, 2003 to shareholders of record as of October 16, 2003.

In June of 2002, the Board of Directors of the Company announced a one million common share purchase program. During the third quarter of 2003, no shares were purchased under this program. As of September 30, 2003 a total of 420,700 shares have been repurchased under this program. In June of 2002, the Board of Directors of the Company also announced a $25 million program to retire the outstanding capital securities issued by either City Holding Capital Trust or City Holding Capital Trust II. Following redemption of all outstanding securities issued by City Holding Capital Trust II on November 7, 2003, the Company would remain authorized to purchase outstanding capital securities issued by City Holding Capital Trust should they become available in the secondary market.

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services.

Forward Looking Statements:

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company’s actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality, or conversely, the Company may incur less, or even negative, loan loss provision due to positive credit quality trends in the future; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on its retained interests in securitized mortgages causing it to take impairment charges to earnings; (4) the Company may not realize the expected cash payments that it is presently accruing from its retained interests in securitized mortgages; (5) the Company may experience either faster or slower rates of amortization of its retained interests and previously securitized loans; (6) the Company could have adverse legal actions of a material nature; (7) the Company may face competitive loss of customers associated with its efforts to increase fee-based revenues; (8) the Company may be unable to maintain or improve upon current levels of expense associated with managing its business; (9) rulings affecting, among other things, the Company’s and its banking subsidiaries’ regulatory capital and required loan loss allocations may change, resulting in the need for increased capital levels; (10) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (11) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (12) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (13) the Board approved repurchase plan for securities issued by Trust I and the common stock may not occur or may not have the effects anticipated; (14) the results of refinancing the trust preferred may be different than anticipated; and (15) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES

Financial Highlights

(Unaudited)

	Three Months Ended
	September 30 2003	September 30 2002	Percent Change
Earnings ($000s, except per share data):
Net Interest Income (FTE)	$20,800	$22,363	(6.99)%
Net Income	11,533	8,972	28.54%
Earnings per Basic Share	0.69	0.53	30.19%
Earnings per Diluted Share	0.68	0.52	30.77%
Key Ratios (percent):
Return on Average Assets	2.31%	1.79%	29.05%
Return on Average Equity	25.04%	22.23%	12.64%
Net Interest Margin	4.50%	4.83%	(6.83)%
Efficiency Ratio	48.05%	56.46%	(14.90)%
Average Shareholders’ Equity to Average Assets	9.23%	8.05%	14.66%
Risk-Based Capital Ratios (a):
Tier I	13.58%	9.64%	40.87%
Total	16.58%	13.27%	24.94%
Common Stock Data:
Cash Dividends Declared per Share	$0.20	$0.15	33.33%
Book Value per Share	11.03	9.64	14.42%
Market Value per Share:
High	36.00	28.75	25.22%
Low	28.91	20.50	41.02%
End of Period	33.17	25.74	28.87%
Price/Earnings Ratio (b)	12.02	12.14	(0.99)%
(a)	September 30, 2003 risk-based capital ratios are estimated.
(b)	September 30, 2003 price/earnings ratio computed based on annualized third quarter 2003 earnings.

	Nine Months Ended
	September 30 2003	September 30 2002	Percent Change
Earnings ($000s, except per share data):
Net Interest Income (FTE)	$64,300	$66,627	(3.49)%
Net Income	33,022	23,051	43.26%
Earnings per Basic Share	1.99	1.37	45.26%
Earnings per Diluted Share	1.95	1.35	44.44%
Key Ratios (percent):
Return on Average Assets	2.21%	1.49%	48.32%
Return on Average Equity	25.11%	19.72%	27.33%
Net Interest Margin	4.63%	4.67%	(0.86)%
Efficiency Ratio	50.67%	59.95%	(15.48)%
Average Shareholders’ Equity to Average Assets	8.81%	7.55%	16.69%
Common Stock Data:
Cash Dividends Declared per Share	$0.60	$0.30	100.00%
Market Value per Share:
High	36.00	28.75	25.22%
Low	25.50	12.04	111.79%

CITY HOLDING COMPANY AND SUBSIDIARIES

Financial Highlights

(Unaudited)

Book Value and Market Price Range per Share

	Book Value per Share				Market Price Range per Share
	March 31	June 30	September 30	December 31	Low	High
1998 (a)	$17.18	$18.72	$18.56	$13.09	$30.00	$51.00
1999	13.07	12.85	12.80	11.77	12.50	32.75
2000	11.76	11.72	11.72	9.68	4.88	16.19
2001	8.82	8.70	8.37	8.67	5.13	14.64
2002	8.92	9.40	9.64	9.93	12.04	30.20
2003	10.10	10.74	11.03	—	25.50	36.00

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date
1998 (a)	$0.48	$0.49	$0.56	$(0.89)	$0.31
1999	0.31	0.42	0.14	(0.49)	0.37
2000	0.24	0.02	(0.05)	(2.47)	(2.27)
2001	(0.34)	(1.19)	(0.46)	0.45	(1.54)
2002	0.38	0.45	0.53	0.56	1.93
2003	0.56	0.73	0.69	—	1.99

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date
1998 (a)	$0.48	$0.49	$0.56	$(0.89)	$0.31
1999	0.31	0.42	0.14	(0.49)	0.37
2000	0.24	0.02	(0.05)	(2.47)	(2.27)
2001	(0.34)	(1.19)	(0.46)	0.45	(1.54)
2002	0.38	0.45	0.52	0.55	1.90
2003	0.55	0.72	0.68	—	1.95

(a)	Book value and per share amounts reported through September 30, 1998 are as previously reported by City Holding Company and have not been restated to include the operations of Horizon Bancorp, Inc.

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Three Months Ended September 30
	2003	2002
Interest Income
Interest and fees on loans	$20,086	$22,443
Interest on investment securities:
Taxable	4,631	5,278
Tax-exempt	503	651
Interest on retained interests	3,100	3,240
Interest on deposits in depository institutions	21	—
Interest on federal funds sold	—	89

Total Interest Income	28,341	31,701
Interest Expense
Interest on deposits	5,519	6,571
Interest on short-term borrowings	93	610
Interest on long-term debt	194	440
Interest on trust preferred securities	2,006	2,068

Total Interest Expense	7,812	9,689

Net Interest Income	20,529	22,012
(Recovery of) provision for loan losses	(1,900)	—

Net Interest Income After Provision for Loan Losses	22,429	22,012
Non-Interest Income
Investment securities (losses) gains	(810)	323
Service charges	7,285	6,313
Insurance commissions	604	436
Trust fee income	493	319
Bank owned life insurance	414	161
Mortgage banking income	109	248
Other income	2,544	1,039

Total Non-Interest Income	10,639	8,839
Non-Interest Expense
Salaries and employee benefits	7,787	7,651
Occupancy and equipment	1,431	1,710
Depreciation	1,055	1,367
Professional fees and litigation expense	519	782
Postage, delivery, and statement mailings	538	873
Advertising	555	580
Telecommunications	485	536
Insurance and regulatory	318	450
Office supplies	310	347
Repossessed asset losses and expenses	28	25
Other expenses	2,379	2,936

Total Non-Interest Expense	15,405	17,257

Income Before Income Taxes	17,663	13,594
Income Tax Expense	6,130	4,622

Net Income	$11,533	$8,972

Basic Earnings per Share	$0.69	$0.53
Diluted Earnings per Share	$0.68	$0.52
Average Common Shares Outstanding:
Basic	16,636	16,804
Diluted	16,953	17,140

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Nine Months Ended September 30
	2003	2002
Interest Income
Interest and fees on loans	$59,965	$71,825
Interest on investment securities:
Taxable	15,507	14,965
Tax-exempt	1,633	2,066
Interest on retained interests	10,465	9,037
Interest on deposits in depository institutions	103	—
Interest on federal funds sold	36	456

Total Interest Income	87,709	98,349
Interest Expense
Interest on deposits	16,884	23,189
Interest on short-term borrowings	659	1,751
Interest on long-term debt	727	1,525
Interest on trust preferred securities	6,018	6,369

Total Interest Expense	24,288	32,834

Net Interest Income	63,421	65,515
(Recovery of) provision for loan losses	(5,200)	1,800

Net Interest Income After Provision for Loan Losses	68,621	63,715
Non-Interest Income
Investment securities (losses) gains	(435)	793
Service charges	20,660	16,710
Insurance commissions	1,957	1,473
Trust fee income	1,196	989
Bank owned life insurance	727	471
Mortgage banking income	457	623
Other income	4,734	3,490

Total Non-Interest Income	29,296	24,549
Non-Interest Expense
Salaries and employee benefits	23,154	24,284
Occupancy and equipment	4,465	4,976
Depreciation	3,355	4,461
Professional fees and litigation expense	2,337	2,155
Postage, delivery, and statement mailings	2,062	2,474
Advertising	1,762	1,922
Telecommunications	1,408	1,839
Insurance and regulatory	969	1,467
Office supplies	1,150	1,089
Repossessed asset (gains) losses and expenses	(710)	667
Other expenses	7,438	7,969

Total Non-Interest Expense	47,390	53,303

Income Before Income Taxes	50,527	34,961
Income Tax Expense	17,505	11,910

Net Income	$33,022	$23,051

Basic Earnings per Share	$1.99	$1.37
Diluted Earnings per Share	$1.95	$1.35
Average Common Shares Outstanding:
Basic	16,632	16,861
Diluted	16,942	17,096

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2003	September 30, 2002
Balance at June 30	$178,571	$158,828
Net income	11,533	8,972
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	(3,461)	1,439
Cash dividends declared ($0.15/share)	—	(2,504)
Cash dividends declared ($0.20/share)	(3,330)	—
Exercise of 35,514 stock options	—	443
Exercise of 13,500 stock options	150	—
Purchase of 263,800 common shares for treasury	—	(6,473)

Balance at September 30	$183,463	$160,705

	Nine Months Ended
	September 30, 2003	September 30, 2002
Balance at December 31	$165,393	$146,349
Net income	33,022	23,051
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	(2,743)	2,150
Cash dividends declared ($0.30/share)	—	(5,040)
Cash dividends declared ($0.60/share)	(9,982)	—
Exercise of 53,014 stock options	—	668
Exercise of 99,982 stock options	1,031	—
Purchase of 263,800 common shares for treasury	—	(6,473)
Purchase of 118,300 common shares for treasury	(3,258)	—

Balance at September 30	$183,463	$160,705

CITY HOLDING COMPANY AND SUBSIDIARIES

Condensed Consolidated Quarterly Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	Sept. 30 2003	June 30 2003	March 31 2003	Dec. 31 2002	Sept. 30 2002
Interest income	$28,341	$29,669	$29,699	$30,616	$31,701
Taxable equivalent adjustment	271	300	308	341	351

Interest income (FTE)	28,612	29,969	30,007	30,957	32,052
Interest expense	7,812	7,991	8,485	9,465	9,689

Net interest income	20,800	21,978	21,522	21,492	22,363
Provision for loan losses	(1,900)	(3,300)	—	—	—

Net interest income after provision for loan losses	22,700	25,278	21,522	21,492	22,363
Noninterest income	10,639	9,419	8,985	9,555	8,839
Noninterest expense	15,405	15,725	16,007	16,486	17,257

Income before income taxes	17,934	18,972	14,500	14,561	13,945
Income tax expense	6,130	6,535	4,840	4,812	4,622
Taxable equivalent adjustment	271	300	308	341	351

Net income	$11,533	$12,137	$9,352	$9,408	$8,972

Basic earnings per share	$0.69	$0.73	$0.56	$0.56	$0.53
Diluted earnings per share	0.68	0.72	0.55	0.55	0.52
Cash dividends declared per share	0.20	0.20	0.20	0.15	0.15
Average Common Share (000s):
Outstanding	16,636	16,622	16,638	16,652	16,804
Diluted	16,953	16,918	16,950	16,999	17,140
Net Interest Margin	4.50%	4.72%	4.66%	4.68%	4.83%

CITY HOLDING COMPANY AND SUBSIDIARIES

Non-Interest Income and Non-Interest Expense

(Unaudited) ($ in 000s)

	Quarter Ended
	Sept. 30 2003	June 30 2003	March 31 2003	Dec. 31 2002	Sept. 30 2002
Non-Interest Income:
Service charges	$7,285	$7,041	$6,081	$6,790	$6,313
Insurance commissions	604	591	762	411	436
Trust fee income	493	355	348	345	319
Bank owned life insurance	414	156	157	158	161
Mortgage banking income	109	180	168	233	248
Other income	2,544	1,074	1,116	952	1,039

Subtotal	11,449	9,397	8,632	8,889	8,516
Investment security (losses) gains	(810)	22	353	666	323

Total Non-Interest Income	$10,639	$9,419	$8,985	$9,555	$8,839

Non-Interest Expense:
Salaries and employee benefits	$7,787	$7,629	$7,738	$7,631	$7,651
Occupancy and equipment	1,431	1,489	1,545	1,679	1,710
Depreciation	1,055	1,113	1,187	1,288	1,367
Professional fees and litigation expense	519	981	837	702	782
Postage, delivery, and statement mailings	538	744	780	718	873
Advertising	555	557	650	646	580
Telecommunications	485	518	405	565	536
Insurance and regulatory	318	326	325	189	450
Office supplies	310	405	435	468	347
Repossessed asset losses (gains) and expenses	28	(547)	(191)	(3)	25
Other expenses	2,379	2,510	2,296	2,603	2,936

Total Non-Interest Expense	$15,405	$15,725	$16,007	$16,486	$17,257

Employees (Full Time Equivalent)	709	719	722	737	743
Branch Locations	55	55	55	55	55

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

($ in 000s)

	September 30 2003	December 31 2002
	(Unaudited)
Assets
Cash and due from banks	$52,932	$64,003
Interest-bearing deposits in depository institutions	7,265	45,315
Federal funds sold	—	20,000

Cash and cash equivalents	60,197	129,318
Investment securities available-for-sale, at fair value	457,119	445,384
Investment securities held-to-maturity, at amortized cost	62,300	72,410

Total investment securities	519,419	517,794
Securities purchased under agreement to resell	—	27,202
Loans:
Residential real estate	448,455	471,806
Home equity	272,091	210,753
Commercial real estate	317,549	273,904
Other commercial	79,090	95,323
Loans to depository institutions	—	20,000
Installment	39,466	64,181
Indirect	29,074	48,709
Credit card	19,133	19,715
Previously securitized loans	37,339	—

Gross Loans	1,242,197	1,204,391
Allowance for loan losses	(23,436)	(28,504)

Net loans	1,218,761	1,175,887
Retained interests	53,588	80,923
Bank owned life insurance	48,621	12,894
Premises and equipment	35,996	37,802
Accrued interest receivable	10,651	11,265
Net deferred tax assets	31,319	35,895
Other assets	18,996	18,931

Total Assets	$1,997,548	$2,047,911

Liabilities
Deposits:
Noninterest-bearing	$289,454	$281,290
Interest-bearing:
Demand deposits	382,649	377,165
Savings deposits	285,643	286,198
Time deposits	634,404	619,927

Total deposits	1,592,150	1,564,580
Federal funds purchased and securities sold under agreement to repurchase	93,839	146,937
Securities sold, not yet purchased	—	26,284
Long-term debt	15,000	25,000
Corporation-obligated mandatorily redeemable capital securities of subsidiary trusts holding solely subordinated debentures of City Holding Company	87,500	87,500
Other liabilities	25,596	32,217

Total Liabilities	1,814,085	1,882,518
Stockholders’ Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	—	—
Common stock, par value $2.50 per share: 50,000,000 shares authorized; 16,919,248 shares issued and outstanding at September 30, 2003 and December 31, 2002, including 279,881 and 261,563 shares in treasury	42,298	42,298
Capital surplus	57,319	59,029
Retained earnings	89,116	66,076
Cost of common stock in treasury	(6,943)	(6,426)
Accumulated other comprehensive income:
Unrealized gain on securities available-for-sale	3,217	5,960
Underfunded pension liability	(1,544)	(1,544)

Total Accumulated Other Comprehensive Income	1,673	4,416

Total Stockholders’ Equity	183,463	165,393

Total Liabilities and Stockholders’ Equity	$1,997,548	$2,047,911

CITY HOLDING COMPANY AND SUBSIDIARIES

Loan Portfolio

(Unaudited) ($ in 000s)

	Sept. 30 2003	June 30 2003	March 31 2003	Dec. 31 2002	Sept. 30 2002
Residential real estate	$448,455	$452,014	$463,813	$471,806	$486,566
Home equity	272,091	253,178	232,048	210,753	185,084
Commercial real estate	317,549	301,321	288,724	273,904	262,824
Other commercial	79,090	85,356	88,824	95,323	109,068
Loans to depository institutions	—	—	—	20,000	35,000
Installment	39,466	46,877	53,488	64,181	75,047
Indirect	29,074	35,059	41,475	48,709	56,425
Credit card	19,133	19,155	18,780	19,715	19,081
Previously securitized loans	37,339	4,933	—	—	—

Gross Loans	$1,242,197	$1,197,893	$1,187,152	$1,204,391	$1,229,095

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields, and Rates

(Unaudited) ($ in 000s)

	Three Months Ended September 30,
	2003			2002
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Total loans	$1,222,012	$20,086	6.57%	$1,213,295	$22,443	7.40%
Securities:
Taxable	511,885	4,631	3.62%	484,793	5,278	4.35%
Tax-exempt	41,506	774	7.46%	51,559	1,002	7.77%

Total securities	553,391	5,405	3.91%	536,352	6,280	4.68%
Retained interest in securitized loans	63,778	3,100	19.44%	77,939	3,240	16.63%
Deposits in depository institutions	10,150	21	0.83%	—	—	—
Federal funds sold	—	—	—	23,812	89	1.50%

Total interest-earning assets	1,849,331	28,612	6.19%	1,851,398	32,052	6.92%
Cash and due from banks	43,464			51,398
Bank premises and equipment	35,614			39,758
Other assets	93,766			93,127
Less: Allowance for loan losses	(25,937)			(29,469)

Total assets	$1,996,238			$2,006,212

Liabilities:
Interest-bearing demand deposits	$388,179	$540	0.56%	$364,858	$503	0.55%
Savings deposits	287,305	385	0.54%	299,313	556	0.74%
Time deposits	622,185	4,594	2.95%	644,993	5,512	3.42%
Short-term borrowings	91,518	93	0.41%	110,761	610	2.20%
Long-term debt	15,000	194	5.17%	34,522	440	5.10%
Trust preferred securities	87,500	2,006	9.17%	87,500	2,068	9.45%

Total interest-bearing liabilities	1,491,687	7,812	2.09%	1,541,947	9,689	2.51%
Noninterest-bearing demand deposits	297,195			274,872
Other liabilities	23,090			27,986
Stockholders’ equity	184,266			161,407

Total liabilities and stockholders’ equity	$1,996,238			$2,006,212

Net interest income		$20,800			$22,363

Net yield on earning assets			4.50%			4.83%

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields, and Rates

(Unaudited) ($ in 000s)

	Nine Months Ended September 30,
	2003			2002
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Total loans	$1,202,236	$59,965	6.65%	$1,269,415	$71,825	7.54%
Securities:
Taxable	513,654	15,507	4.03%	463,109	14,965	4.31%
Tax-exempt	44,696	2,512	7.49%	54,875	3,178	7.72%

Total securities	558,350	18,019	4.30%	517,984	18,143	4.67%
Retained interest in securitized loans	75,551	10,465	18.47%	75,122	9,037	16.04%
Deposits in depository institutions	12,905	103	1.06%	—	—	0.00%
Federal funds sold	4,553	36	1.05%	38,591	456	1.58%

Total interest-earning assets	1,853,595	88,588	6.37%	1,901,112	99,461	6.98%
Cash and due from banks	45,467			59,338
Bank premises and equipment	36,448			41,106
Other assets	83,802			99,214
Less: Allowance for loan losses	(28,132)			(38,066)

Total assets	$1,991,180			$2,062,704

Liabilities:
Interest-bearing demand deposits	$383,715	$1,591	0.55%	$373,922	$1,601	0.57%
Savings deposits	289,890	1,231	0.57%	303,440	2,333	1.03%
Time deposits	621,064	14,062	3.02%	686,287	19,255	3.74%
Short-term borrowings	97,930	659	0.90%	112,754	1,751	2.07%
Long-term debt	20,678	727	4.69%	36,372	1,525	5.59%
Trust preferred securities	87,500	6,018	9.17%	87,500	6,369	9.71%

Total interest-bearing liabilities	1,500,777	24,288	2.16%	1,600,275	32,834	2.74%
Noninterest-bearing demand deposits	289,099			274,439
Other liabilities	25,945			32,164
Stockholders’ equity	175,359			155,826

Total liabilities and stockholders’ equity	$1,991,180			$2,062,704

Net interest income		$64,300			$66,627

Net yield on earning assets			4.63%			4.67%

CITY HOLDING COMPANY AND SUBSIDIARIES

Analysis of Risk-Based Capital

(Unaudited) ($ in 000s)

	Sept. 30 2003 (a)	June 30 2003	March 31 2003	Dec. 31 2002	Sept. 30 2002
Tier I Capital:
Stockholders’ equity	$183,463	$178,571	$167,877	$165,393	$160,705
Goodwill and other intangibles	(6,510)	(6,574)	(6,652)	(6,730)	(6,808)
Accumulated other comprehensive income	(1,673)	(5,134)	(3,357)	(4,416)	(6,076)
Qualifying trust preferred stock	60,597	57,812	54,840	53,659	51,543
Excess retained interests	—	(23,809)	(29,169)	(28,946)	(30,000)
Excess deferred tax assets	(7,731)	(9,048)	(14,477)	(15,104)	(11,102)

Total tier I capital	$228,146	$191,818	$169,062	$163,856	$158,262

Total Risk-Based Capital:
Tier I capital	$228,146	$191,818	$169,062	$163,856	$158,262
Qualifying allowance for loan losses	23,436	24,759	24,139	24,068	23,681
Qualifying trust preferred stock	26,903	29,688	32,660	33,841	35,957

Total risk-based capital	$278,485	$246,265	$225,861	$221,765	$217,900

Net risk-weighted assets	$1,679,956	$1,654,924	$1,650,156	$1,660,489	$1,642,183
Ratios:
Average stockholders’ equity to average assets	9.23%	8.65%	8.53%	8.30%	8.05%
Risk-based capital ratios:
Tier I capital	13.58%	11.59%	10.25%	9.87%	9.64%
Total risk-based capital	16.58%	14.88%	13.69%	13.36%	13.27%
Leverage capital	11.50%	9.81%	8.75%	8.49%	8.08%

(a)	September 30, 2003 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES

Intangibles

(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	Sept. 30 2003	June 30 2003	March 31 2003	Dec. 31 2002	Sept. 30 2002
Intangibles, net	$6,510	$6,574	$6,652	$6,730	$6,808
Intangibles amortization expense	64	78	78	78	77

CITY HOLDING COMPANY AND SUBSIDIARIES

Summary of Loan Loss Experience

(Unaudited) ($ in 000s)

	Quarter Ended
	Sept. 30 2003	June 30 2003	March 31 2003	Dec. 31 2002	Sept. 30 2002
Balance at beginning of period	$26,092	$28,910	$28,504	$28,623	$28,023
Charge-offs:
Commercial	497	2	532	565	1,722
Real estate – mortgage	316	531	594	421	212
Installment	678	676	1,007	1,187	1,204
Overdraft deposit accounts	596	501	—	—	—

Total charge-offs	2,087	1,710	2,133	2,173	3,138
Recoveries:
Commercial	683	1,309	929	490	2,703
Real estate – mortgage	191	307	1,178	1,140	525
Installment	249	408	432	424	510
Overdraft deposit accounts	208	168	—	—	—

Total recoveries	1,331	2,192	2,539	2,054	3,738

Net charge-offs (recoveries)	756	(482)	(406)	119	(600)
(Recovery of) provision for loan losses	(1,900)	(3,300)	—	—	—

Balance at end of period	$23,436	$26,092	$28,910	$28,504	$28,623

Loans outstanding	$1,242,197	$1,197,893	$1,187,152	$1,204,391	$1,229,095

Average loans outstanding	1,222,012	1,188,363	1,196,048	1,215,757	1,213,295

Allowance as a percent of loans outstanding	1.89%	2.18%	2.44%	2.37%	2.36%

Allowance as a percent of non-performing loans	551%	701%	1057%	948%	1119%

Net charge-offs (recoveries) (annualized) as a percent of average loans outstanding	0.25%	(0.16)%	(0.14)%	0.04%	(0.20)%

CITY HOLDING COMPANY AND SUBSIDIARIES

Summary of Non-Performing Assets

(Unaudited) ($ in 000s)

	Sept. 30 2003	June 30 2003	March 31 2003	Dec. 31 2002	Sept. 30 2002
Nonaccrual loans	$2,509	$1,919	$2,148	$2,126	$1,511
Accruing loans past due 90 days or more	1,229	1,744	588	880	1,046
Previously securitized loans past due 90 days or more	516	61	—	—	—
Restructured loans	—	—	—	—	—

Total non-performing loans	4,254	3,724	2,736	3,006	2,557
Other real estate owned	477	623	387	403	1,079

Total non-performing assets	$4,731	$4,347	$3,123	$3,409	$3,636

Non-performing assets as a percent of loans and other real estate owned	0.38%	0.36%	0.26%	0.28%	0.30%